                                                                   EXHIBIT 10.23


                              MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT (the"Agreement"), dated as of June 29, 1999 among THE PENN TRAFFIC COMPANY, a Delaware corporation, (the "Company"), HIRSCH & FOX, L.L.C., a Delaware limited liability company ("Manager"), Gary D. Hirsch ("Hirsch") and Martin A. Fox ("Fox"; and collectively with Hirsch, the "Executives").

         WHEREAS, the Company has successfully completed the reorganization of certain outstanding indebtedness and liabilities of, and equity interests in, the Company and certain of its subsidiaries through confirmation of a "pre-negotiated" plan of reorganization for the Company (the "Plan") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C.ss. 101 et seq., (the "Bankruptcy Code"); and

         WHEREAS, the Company desires for Manager to provide executive management services to the Company, and Manager is willing to provide such services subject to the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Appointment. The Company hereby engages Manager for the services of the Executives, and Manager hereby agrees under the terms and conditions set forth herein, to provide the services of the Executives to the Company as described in Section 3 herein. Manager agrees to assign to the Executives the engagement hereunder and Hirsch and Fox agree to accept such assignment to fulfill the Manager's duties hereunder.

         2. Term. The initial term (the "Initial Term") of this Agreement shall be two years from the date hereof (the "Effective Date"). This Agreement shall be renewed automatically for one additional two-year term (the "Renewal Term") thereafter unless the Board of Directors of the Company (the "Board") or Manager shall give notice in writing to the other within 120 days before the expiration of the Initial Term of its desire to terminate this Agreement upon expiration of such Initial Term. Notwithstanding anything to the contrary set forth herein, Sections 5 and 8 shall survive any termination of this Agreement.

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         3. Services. From and after the date hereof until the termination of the Initial Term or the Renewal Term, as the case may be, Manager shall provide the services of Hirsch and Fox as (i) members of the Board of Directors of the Company and (ii) Chairman of the Executive Committee of the Board of Directors of the Company (the "Executive Committee") and Vice Chairman of the Executive Committee, respectively. These positions shall constitute corporate offices of the Company and the Company's Amended and Restated By-laws shall so provide. In these positions, Hirsch and Fox shall (i) report directly and only to the Company's Board of Directors, (ii) have all authority customarily delegated to the most senior executive officers of a corporation, subject to the reasonable oversight of the entire Board and (iii) perform such other duties as may be requested from time to time by the Board as are consistent with their positions as Chairman and Vice Chairman of the Executive Committee and senior executive officers of the Company. Hirsch and Fox agree to perform their duties, as set forth herein, in a faithful manner and to the best of their abilities. Hirsch and Fox also agree to devote predominantly all of their full working time and energy to the business and affairs of the Company and to use their best efforts and all of their skills, experience and knowledge to promote the interests of the Company. During the Initial Term and the Renewal Term, if any, the Executive Committee shall at all times consist of three members, Hirsch, Fox and Mr. Joseph V. Fisher.

         4. Compensation; Early Termination; Change of Control. (a) In consideration of the services to be provided in accordance with Section 3, the Company shall pay to the Manager an annual management fee of $1,450,000, accruing from the date hereof and payable monthly in advance (or such pro rata amounts for partial months) on the first day of each month, commencing on the date of this Agreement. Neither the Manager nor the Executives shall be considered employees of the Company. The Manager and the Executives, as the case may be, shall bear sole responsibility for payment on behalf of itself and Executives for any federal, state and/or local income tax withholding, social security, workers' compensation coverage and unemployment insurance and, other than as expressly provided herein, employee benefits. To this end, Manager and the Executives shall provide the Company with reasonable proof demonstrating compliance with the foregoing at the Company's request. Further, the Manager and the Executives agree to indemnify and hold harmless the Company from and against any claims, liabilities, or expenses, including reasonable attorney's fees and disbursements, relating to such compensation, tax, insurance and/or benefit matters.

         (b) In the event this Agreement is terminated by the Company before the expiration of the Initial Term or the Renewal Term, as the case may be, for reasons other than for Cause (as defined), then the Company shall immediately pay to Manager the entire amount of all remaining unpaid management fees that would have been payable through the end of such term but for such early termination. For purposes of this Agreement, "Cause" shall mean a conviction or guilty plea of a felony or any other crime involving fraud or embezzlement.

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         The Company may immediately terminate this Agreement in the event both
Hirsch and Fox shall do or cause to be done any act which constitutes Cause. If only one of Hirsch or Fox does or causes to be done any act which constitutes Cause (other than any such act that relates to the services to be provided for herein by Hirsch and Fox) (a "Cause Reduction Event"), then the Agreement may not be terminated by the Company but the management fee paid to Manager under
Section 4(a) shall be reduced in accordance with Section 8(c); provided, however, that the Agreement may be terminated if such act constitutes Cause and relates to the services to be provided for herein by Hirsch and Fox. Should this Agreement be terminated by the Company for Cause, the Company shall only be required to pay the Manager the portion of management fee provided for in
Section 4(a) that has accrued to the effective date of such termination and shall reimburse all expenses incurred by the Manager that are reimbursable pursuant to Section 5 through such effective date.

         (c) If at any time prior to the expiration of the Initial Term or the Renewal Term, as the case may be, a "Change of Control" (as defined) occurs, Manager shall have the option, within 12 months from the date of such occurrence and only in the event that the Executives' duties and responsibilities provided for herein have significantly reduced, diminished, altered or amended following such Change of Control, to terminate this Agreement and continue to receive its management fee in accordance with Section 4(a) for the remainder of such term as if the Agreement were still in effect.

         For purposes of this Agreement, "Change of Control" shall mean the occurrence of any event where (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's voting stock, (ii) the Company consolidates with or merges into another Person or conveys, transfers, sells or leases all or substantially all of its assets to any Person, or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction between the Company and its wholly owned subsidiaries (which wholly owned subsidiaries are United States corporations), with the effect that any "person" becomes the "beneficial owner," directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's voting stock or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

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         5. Reimbursement. Manager, Hirsch and Fox shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel expenses) incurred in connection with the performance of this Agreement, which amounts shall be promptly reimbursed by the Company upon request, provided that the Manager shall be required to account to the Company for such expenses in the manner prescribed by the Company.

         6. Equity Purchase; Options. (a) Subject to the restrictions and limitations imposed by federal securities law (including Rule 10b-5 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended), Hirsch, within six months from the date hereof, will acquire in a public or private transaction shares of Common Stock or warrants to acquire such Common Stock that have an initial acquisition price of at least $500,000 in the aggregate.

         (b) Pursuant to the terms of The Penn Traffic Company 1999 Equity Incentive Plan (the "EIP"), Hirsch and Fox will, on the date hereof, receive fully-vested options to acquire 360,000 and 130,000 shares of Common Stock, respectively, at an exercise price equal to $18.30 per share pursuant to Option Agreements attached hereto as Exhibits A-1 and A-2. In addition, Hirsch and Fox will, on the date hereof, receive options to purchase 240,000 and 87,000 shares of Common Stock, respectively, 50% of which will vest on each of the 3rd and 4th anniversaries of the Effective Date, assuming Messrs. Fox and Hirsch continue to provide services to the Company on such dates pursuant to the Option Agreements attached hereto as Exhibits B-1 and B-2. The exercise price for the unvested options granted to each of Fox and Hirsch under this Section will also be $18.30 per share. The options referred to in this paragraph shall be granted pursuant to stock option agreements, which shall be in a form identical to those entered into by other executives of the Company, and shall otherwise be governed by the terms and conditions of the EIP. To the extent permitted by the Internal Revenue Code of 1986, as amended ("IRC") all such options granted to Hirsch and Fox will qualify as incentive stock options under the IRC. The shares of Common Stock issuable upon exercise of such options shall be registered by the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

         7. Employee Benefits. During the Initial Term or the Renewal Term, as the case may be, Hirsch and Fox shall have the right to participate in the Company's medical, dental, disability, life and other insurance plans maintained during such time by the Company for executives of similar stature and rank, and any other plans and benefits, if any, generally maintained by the Company for executives of similar stature and rank, in each case in accordance with the terms and conditions of such plan as from time-to-time in effect or have the Company reimburse Hirsch and Fox for such benefits at a annual cost not to exceed $25,000 per Executive. In connection with the execution of this Agreement, the Company agrees to provide Fox and Hirsch with pension benefits in accordance with the terms of The Penn Traffic Supplemental Retirement Plan for Non-Employee Executives, attached hereto as Exhibit C.

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         8. Termination of Agreement by Reason of Death or Disability. (a) If
either Hirsch or Fox shall die or become Disabled (as defined below) during either the Initial Term or the Renewal Term, as the case may be, the Manager's engagement and this Agreement shall continue, subject to Section 8(c), for the balance of such term; provided, however, that if Hirsch and Fox both die or become Disabled during the Initial Term or the Renewal Term, then the Manager's engagement and this Agreement shall terminate automatically as of the date both Hirsch and Fox are terminated as a result of their being deceased or the date that either is terminated in accordance with Section 8(b) due to their disability, whichever date is later. If both Hirsch and Fox's engagement are terminated due either to their respective deaths and/or disabilities, then the Company shall only be obligated to pay the Manager the portion of management fee provided for in Section 4(a) that has accrued to the effective date of such termination; provided, however, that upon such termination, their respective options and other rights that would have vested within one year of such date shall be deemed vested.

         (b) For purposes of this Agreement, the term "Disabled" shall mean that Hirsch or Fox has suffered a disability which, in fact, prevents him from substantially performing his duties hereunder for a period of 180 consecutive days or 230 days in the aggregate, in any period of 12 consecutive months. In such event, the Company may terminate Hirsch's or Fox's services hereunder only by a written notice to either, as applicable, setting forth the grounds for such termination with specificity, which termination will take effect 30 days after such notice is given. Hirsch or Fox may only be terminated for disability if the Company's termination notice is given within 60 days following the end of the aforementioned 180- or 230-day period, whichever the Company relies upon. The existence of Hirsch's or Fox's disability for the purposes of this Agreement shall be determined by a physician mutually selected by the Company and Hirsch or Fox, as the case may be, and Hirsch and Fox agree to submit to an examination by such physician for purposes of such determination.

         (c) If Hirsch's engagement is terminated due to his death or disability or due to a Cause Reduction Event during either the Initial Term or the Renewal Term, as the case may be (and Fox's engagement continues), then the management fee to be paid under Section 4(a) shall be reduced to $500,000 as of the date of such termination. If Fox's engagement is terminated due to his death or disability or due to a Cause Reduction Event during either the Initial Term or the Renewal Term, as the case may be (and Hirsch's engagement continues), then the management fee to be paid under Section 4(a) shall be reduced to $950,000 as of the date of termination.

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         9. No Liability. The Company hereby agrees to indemnify each
Indemnified Party to the fullest extent permitted by law from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants reasonably incurred by the Indemnified Party in any action or proceeding) based upon, arising out of or otherwise in respect of each Executive's services as, and/or for activities engaged in by each Executive while each Executive is, an officer and/or director of the Company or any affiliate thereof, including either paying or reimbursing each Executive, promptly after request, for any reasonable and documented expenses and attorney's fees and costs actually incurred by each Executive in connection with defending, or himself instituting and/or maintaining, any claim, action, suit or proceeding arising from circumstances to which the Company's above indemnification relates (other than any claim, action, suit or proceeding brought by the former principals of Miller Tabak & Hirsch & Company against the Manager or the Executives); provided, however, that no such indemnification shall be paid for damages or losses incurred by each Executive that result from actions by him that Delaware law explicitly prohibits a corporation from indemnifying its directors or officers against, including, without limitation, to the extent any such damages or losses arise through gross negligence, bad faith or misconduct. This indemnity shall survive the termination of this Agreement. The Company represents and warrants that it has $15 million dollars of director's and officer's insurance available on the date hereof and that it will use its reasonable commercial efforts to maintain such policy throughout the Term; provided further that the Company shall obtain "tail" coverage under its existing director's and officer's policy covering its current directors and officers for any claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date.

         10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

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         (A) IF TO THE COMPANY TO:

             The Penn Traffic Company
             1200 State Fair Boulevard
             Syracuse, New York 13209

             Attention: Francis D. Price, Esq.
             TELEPHONE: (315) 461-2347
             FACSIMILE: (315) 461-2532

         (B) IF TO MANAGER OR THE EXECUTIVES TO:

             Hirsch & Fox, L.L.C.
             411 Theodore Fremd Avenue
             Rye, New York 10580
             Attention: Gary D. Hirsch
             TELEPHONE: (914) 921-3000
             FACSIMILE: (914) 921-3031

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         11. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         12. Assignment. This Agreement shall not be assignable by either party hereto without the express written consent of the other party; provided, that, Manager may assign this Agreement to any other entity that is controlled by the Manager or Hirsch and Fox and which entity assumes the obligations of Manager and provides the services of Hirsch and Fox under this Agreement.

         13. Confidentiality. (a) During the Initial Term, the Renewal Term and thereafter, each of the Executives and the Manager agree that they shall not, directly or indirectly, for their own account or as agent, employee, officer, director, trustee, consultant or shareholder of any corporation, or any member of any firm or otherwise, divulge, furnish or make accessible to any person, or himself or itself make use other than for the sole benefit of the Company, any material confidential or proprietary information of the Company obtained by him or it while in the employ or engagement of the Company other than disclosures made by Executive based on Executive's reasonable belief that such disclosures were in furtherance of his duties as set forth herein, including, without limitation, information with respect to any products, services, improvements, formulas, designs, styles, processes, research, analyses, suppliers, customers, methods of distribution or manufacture, contract terms and conditions, pricing, financial condition, organization, personnel, business activities, budgets, plans, objectives or strategies of the Company or its proprietary products or of any subsidiary or affiliate of the Company and that he or it will, prior to or upon the termination of his or its engagement by the Company, return to the Company all such confidential or non-public information, whether in written or other physical form or stored electronically on computer disks or tapes or any other storage medium, and all copies thereof, in his or its possession or custody or under his or its control; provided, however, that (x) the restrictions of this Paragraph shall not apply to publicly available information or information known generally to the public (without any action on the part of the Executive prohibited by the restrictions of this paragraph), (y) the Executive may disclose such information known generally to the public (without any action on the part of the Executive prohibited by the restrictions of this paragraph), and (z) the Executive may disclose such information as may be required pursuant to any subpoena or other lawful process issued pursuant to any applicable law, rule or regulation.

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         (b) Notwithstanding the foregoing, in the event that Manager and/or either Executive receives a subpoena or other process or order which may require it or him to disclose any confidential information, the Manager and Executive agree (i) to notify the Company promptly of the existence, terms and circumstances surrounding such process or order, and (ii) to cooperate with the Company, at the Company's reasonable request and at its expense, including, but not limited to, attorneys' fees and expenses, in taking legally available steps to resist or narrow such process or order and to obtain an order (or other reliable assurance reasonably satisfactory to the Company) that confidential treatment will be given to such information that is required to be disclosed.

         (c) The obligations of the Manager and the Executives under this
Section 13 shall survive any termination of this Agreement.

         14. Non-Competition. During the Initial Term and the Renewal Term, if this Agreement is extended pursuant to Section 2, each of the Executives and Manager agree that they will not, directly or indirectly, for their own account or as agent, employee, officer, director, trustee consultant or shareholder of any corporation or a member of any firm or otherwise: (i) engage in any way in any wholesale and/or retail food business which operates within 30 miles of any retail store operated by the Company at the time during the Initial Term or the Renewal Term, as the case may be, that the Executives or the Manager wish to so engage; (ii) induce or attempt to induce any person with an annual salary in excess of $75,000 who is in the employ of the Company or any subsidiary or affiliate thereof to leave the employ of the Company or such subsidiary or affiliate; or (iii) induce or attempt to induce or assist any other person, firm or corporation to do any of the actions referred to in (i) or (ii) above (provided, that this Section 14 shall not prohibit (A) Executive from owning less than 5% of the equity of any entity that engages in the actions described in (i), (ii) or (iii) above and (B) the Executives from providing references for employees of the Company or its subsidiaries or affiliates who have been solicited by a prospective employer without violation of (ii) above); provided, however, that in the event the Company terminates the Agreement prior to the end of the Initial Term or the Renewal Term, if this Agreement is extended pursuant to Section 2, for reasons other than Cause and fails to provide the Executives with the payments required by Section 4(b) and in the manner provided therein, the provisions of this Section shall not survive such termination.

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                                                                               9


         15. Equitable Remedies. The Executives acknowledge that the remedy at law for any breach or threatened breach of Sections 13 or 14 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking damages sustained by reason of such breach), be entitled to specific performance or injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law. In addition, the Executives acknowledge and agree that in the event the time limitation or geographic scope of the restriction set forth in Section 14 is found to be unreasonable by a court of competent jurisdiction, such time limitation and geographic scope shall be deemed to be reduced to the broadest area or period as the court may determine to be reasonable.

         16. Integration. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings, whether oral or written between the parties hereto relating to the subject matter hereof.

         17. Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be an original, but all of which together constitute one document.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       THE PENN TRAFFIC COMPANY


                                       By: /s/ Francis D. Price, Jr.
                                          --------------------------------------
                                          Name: Francis D. Price, Jr.
                                          Title: General Counsel

                                       HIRSCH & FOX, LLC


                                       By: /s/ Gary D. Hirsch
                                          --------------------------------------
                                          Name:
                                          Title:


                                          /s/ Gary D. Hirsch
                                          --------------------------------------
                                          Gary D. Hirsch


                                          /s/ Martin A. Fox
                                          --------------------------------------
                                          Martin A. Fox